                                                                     EXHIBIT 2.1





                            STOCK PURCHASE AGREEMENT

                                       BY

                                    AND AMONG

                         WESTPORT RESOURCES CORPORATION

                                       AND

                            SPINDRIFT PARTNERS, L.P.,

                       SPINDRIFT INVESTORS (BERMUDA) L.P.,

                          GLOBAL NATURAL RESOURCES III,

                        GLOBAL NATURAL RESOURCES III L.P.





                          DATED AS OF NOVEMBER 15, 2002

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----


ARTICLE I SALE AND PURCHASE.......................................................................................1
         Section 1.1       Issuance and Sale of the Shares........................................................1
         Section 1.2       Delivery of the Shares at the Closing..................................................1
         Section 1.3       Conditions to Closing..................................................................2

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY...............................................3
         Section 2.1       Organization...........................................................................3
         Section 2.2       Due Authorization......................................................................3
         Section 2.3       Non-Contravention......................................................................3
         Section 2.4       Capitalization.........................................................................4
         Section 2.5       Legal Proceedings......................................................................4
         Section 2.6       No Violations..........................................................................5
         Section 2.7       Financial Statements...................................................................5
         Section 2.8       No Material Adverse Change.............................................................5
         Section 2.9       Reporting Status.......................................................................5
         Section 2.10      No Manipulation of Stock...............................................................6
         Section 2.11      Investment Company.....................................................................6
         Section 2.12      Private Placement......................................................................6

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS...........................................6
         Section 3.1       Representations, Warranties and Covenants of the Purchasers............................6
         Section 3.2       Additional Covenants...................................................................7
         Section 3.3       Further Representations, Warranties and Covenants of the Purchasers....................7

ARTICLE IV COMPANY COVENANTS......................................................................................8
         Section 4.1       Issuance of Securities.................................................................8
         Section 4.2       Investment Company Act.................................................................8

ARTICLE V SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS..................................................8

ARTICLE VI REGISTRATION OF THE REGISTRABLE SECURITIES; COMPLIANCE WITH THE SECURITIES ACT.........................9
         Section 6.1       Registration Procedures................................................................9
         Section 6.2       Holdback Agreements...................................................................10
         Section 6.3       Further Procedures....................................................................10
         Section 6.4       Registration Expenses.................................................................13
         Section 6.5       Indemnification.......................................................................13
         Section 6.6       Rule 144..............................................................................16
         Section 6.7       Transfer of Registrable Securities After Registration.................................16
         Section 6.8       Information Available.................................................................16

ARTICLE VII MISCELLANEOUS........................................................................................17
         Section 7.1       Notices...............................................................................17
         Section 7.2       Changes...............................................................................17
         Section 7.3       Headings..............................................................................18
         Section 7.4       Severability..........................................................................18
         Section 7.5       Governing Law.........................................................................18
         Section 7.6       Counterparts..........................................................................18


Exhibit A         Opinions of Counsel

Appendix I        Registration Statement Questionnaire
Appendix II       Purchaser's Certificate of Subsequent Sale

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of November 15, 2002, is made and entered into by and among Westport Resources Corporation, a Nevada corporation (the "Company"), Spindrift Partners, L.P., a Delaware limited partnership, Spindrift Investors (Bermuda) L.P., a Bermuda limited partnership, Global Natural Resources III, a Cayman corporation, and Global Natural Resources III L.P., a Delaware limited partnership (each a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of 3,125,000 shares (the "Shares") of the authorized but unissued common stock, $0.01 par value per share, of the Company (the "Common Stock"); and

         WHEREAS, the Purchasers desire to purchase the Shares on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                SALE AND PURCHASE

         Section 1.1 Issuance and Sale of the Shares. Subject to the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein, the Company hereby agrees to issue and sell to the Purchasers and the Purchasers hereby agree to purchase from the Company the number of Shares set forth below at a price per Share of $16.00:

                                      Number of Shares       Aggregate
         Name of Purchaser            to be Purchased      Purchase Price
----------------------------------    ----------------    ----------------

     Spindrift Partners, L.P.                1,425,000    $     22,800,000
Spindrift Investors (Bermuda) L.P.           1,225,000    $     19,600,000
  Global Natural Resources III                 455,000    $      7,280,000
Global Natural Resources III L.P.               20,000    $        320,000


         Section 1.2 Delivery of the Shares at the Closing. Subject to the terms and conditions contained herein, the closing of the purchase and sale of the Shares to be acquired by the Purchaser from the Company under this Agreement (the "Closing") shall take place at 10:00 a.m.

(Eastern Time) on November 19, 2002 or at such other time and date (the "Closing Date") agreed upon by the Company and the Purchasers. At the Closing, the Company shall deliver to each Purchaser one or more stock certificates registered in the name of such Purchaser representing the number of Shares set forth in Section 1.1 above, against delivery of a transfer of funds to the account of the Company by wire transfer, representing the purchase price to be paid for the Shares by the Purchasers.

         Section 1.3 Conditions to Closing.

                  (a) The Company's obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to the Purchasers at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:

                           (i) Representations and Warranties. Each of the representations and warranties set forth in Article III hereof shall be true, accurate and correct in all material respects at the Closing Date with the same effect as though made at and as of such time.

                           (ii) Performance. Each Purchaser shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied by it prior to or on the Closing Date.

                           (iii) Officer's Certificate. The Company shall have received a certificate of an executive officer of each Purchaser, dated the Closing Date, as to the fulfillment of the conditions set forth in subsection (i) and (ii) hereof.

                           (iv) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against any Purchaser seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                  (b) The Purchasers' obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchasers:

                           (i) Representations and Warranties. Each of the representations and warranties set forth in Article II hereof shall be true, accurate and correct in all material respects at the Closing Date with the same effect as though made at and as of such time.

                           (ii) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied by it prior to or on the Closing Date.

                           (iii) Officer's Certificate. Each Purchaser shall have received a certificate of an executive officer of the Company, dated the Closing Date, as to the fulfillment of the conditions set forth in subsection (i) and (ii) hereof.

                           (iv) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                           (v) Legal Opinions. Each Purchaser shall have received a legal opinion, dated the Closing Date, as to the matters set forth in (and in substantially the form attached hereto as) Exhibit A.

                                   ARTICLE II

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         The Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

         Section 2.1 Organization. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the Company's properties or the nature of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect upon the business, financial condition, properties or results of operations of the Company and its Subsidiaries taken as a whole ("Material Adverse Effect"). The Company has all requisite corporate power and authority to own, use and lease its properties and to carry on its business as it is now being conducted.

         Section 2.2 Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the "Enforceability Exception").

         Section 2.3 Non-Contravention. The execution and delivery of the Agreement, the issuance and sale of the Shares to be sold by the Company under the Agreement, the performance by the Company of its obligations hereunder will not:

                  (a) conflict with any provision of the certificate of incorporation or bylaws of Company;

                  (b) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, any regulatory body, administrative agency, or other governmental body of the United States, other than such as have been made or obtained, except for (i) the filing of a registration statement with the Securities and Exchange Commission (the "Commission") in accordance with Section 6.1 hereof, (ii) such consents, approvals, orders, authorizations and regulations, declarations and filings as may be required under applicable state securities or blue sky laws, and (iii) approvals, waivers, authorizations, permits or and registrations that, if not obtained or made, would not have a Material Adverse Effect;

                  (c) result in any violation of or the breach of or constitute a default (with or without notice or lapse of time or both) under, or give rise to any right of termination, forfeiture, cancellation or acceleration, transfer fees or guaranteed payments or a loss of a material benefit under, or require a consent, waiver or approval under any of the terms, conditions or provisions of any contract, lease, indenture, agreement or arrangement ("Material Contracts") filed as an exhibit to the Company's reports, registration statements and definitive proxy statements as filed by the Company with the Commission ("SEC Documents") under the Securities Exchange Act of 1934, as amended ("Exchange Act"), except for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations that, individually or in the aggregate, would not have a Material Adverse Effect;

                  (d) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Company or any Subsidiary or any of their properties or assets, except for such conflicts or violations which would not result in a Material Adverse Effect; or

                  (e) result in the creation of any lien, encumbrance, claim, security interest or restriction upon any material properties or assets or on any shares of capital stock of Company or any of its Subsidiaries under any Material Contract.

         Section 2.4 Capitalization. The capitalization of the Company is as described in the Company's SEC Documents. The Shares to be sold pursuant to the Agreement have been duly authorized, and when issued and paid for in accordance with the terms of the Agreement, will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by this Agreement or the Company's SEC Documents, there are no outstanding subscriptions, options, rights, warrants, convertible securities, stock appreciation rights, phantom equity, or other agreements or commitments obligating Company to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock of any class. Except as disclosed in the Company's SEC Documents, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares and there are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.

         Section 2.5 Legal Proceedings. Except as set forth in SEC Documents and except for matters that would not have a Material Adverse Effect, there is no material legal or governmental proceeding pending to which the Company is a party or of which the business or property of the Company is subject.

         Section 2.6 No Violations. The Company is not (i) in violation of its certificate of incorporation or bylaws, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company, which violation would have a Material Adverse Effect, or (ii) in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any Material Contract which would have a Material Adverse Effect.

         Section 2.7 Financial Statements. The financial statements of the Company and the related notes contained in the Company's SEC Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as disclosed in the Company's SEC Documents.

         Section 2.8 No Material Adverse Change. Except as disclosed in the Company's press releases or other information provided to the Purchasers in writing by the Company in contemplation of this transaction, since September 30, 2002, there has not been

                  (a) any change or development that would be reasonably likely to have a Material Adverse Effect;

                  (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company, or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or any of its Subsidiaries; or

                  (c) any damage, destruction or casualty loss, whether or not covered by insurance, that individually or in the aggregate would have a Material Adverse Effect.

         Section 2.9 Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act, during the 12 months preceding the date of this Agreement. The following documents complied in all material respects with the applicable requirements of Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act and the applicable rules and regulations of the Commission promulgated thereunder as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading:

                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "10-K");

                  (b) The Company's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002; and

                  (c) All other documents filed by the Company with the Commission since December 31, 2001 pursuant to the reporting requirements of the Exchange Act.

         Section 2.10 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take, any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         Section 2.11 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         Section 2.12 Private Placement. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was within the exemptions from the provisions of
Section 5 of the Securities Act.

                                   ARTICLE III

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

         Section 3.1 Representations, Warranties and Covenants of the Purchasers. Each Purchaser represents and warrants to, and covenants with, the Company that:

                  (a) such Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company;

                  (b) such Purchaser or its counsel, accountants or other investment advisers have requested, received, reviewed and considered all information deemed relevant by them, including the Company's SEC Documents, in making an informed decision to purchase the Shares;

                  (c) such Purchaser is acquiring the number of Shares set forth in Section 1.1 above in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares;

                  (d) such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder, and such Purchaser acknowledges that certificates representing such Purchaser's Shares shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SUCH OFFER, SALE, TRANSFER OR HYPOTHECATION IS IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 144 PROMULGATED UNDER THE ACT.

                  (e) such Purchaser has, in connection with its decision to purchase the number of Shares set forth in Section 1.1 above, relied solely upon the representations and warranties of the Company contained herein, as well as any investigation of the Company completed by the Purchaser or its counsel, accountants or other investment advisers; and

                  (f) such Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

         Section 3.2 Additional Covenants. Each Purchaser hereby covenants with the Company that no resale of the Shares will be made except in compliance with applicable securities laws. Each Purchaser hereby covenants that the information contained in the Registration Statement Questionnaire completed by such Purchaser and delivered to the Company on the date hereof (the form of which is attached as Appendix I hereto) will be true, correct and complete as of the effective date of the Registration Statement. Each Purchaser hereby covenants (on behalf of itself and any affiliates or nominees named in the Registration Statement Questionnaire) not to make any sale of Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and such Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Shares is accompanied by a separate officer's certificate: (a) in the form of Appendix II hereto, (b) executed by an officer of, or other authorized person designated by, the Purchaser, and (c) to the effect that (i) the Shares have been sold in accordance with the Registration Statement and (ii) the requirement of delivering a current prospectus has been satisfied.

         Section 3.3 Further Representations, Warranties and Covenants of the Purchasers. Each Purchaser further represents and warrants to, and covenants with, the Company that:

                  (a) the Purchaser is a corporation or limited partnership, as applicable, validly existing and in good standing under the laws of the jurisdiction of its organization;

                  (b) the Purchaser has all requisite corporate power and authority or limited partnership power and authority, as applicable, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by the Enforceability Exception;

                  (c) The execution and delivery of the Agreement, the purchase of the Shares to be acquired by the Purchaser under the Agreement, the performance by the Purchaser of its obligations hereunder will not:

                           (i) conflict with any provision of the charter, bylaws or other organizational documents of the Purchaser;

                           (ii) require any consent, waiver, approval, order, authorization or permit of, or registration, filing with or notification to, any regulatory body, administrative agency, or other governmental body of the United States, other than such as have been made or obtained; or

                           (iii) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Purchaser.

                                   ARTICLE IV

                                COMPANY COVENANTS

         The Company hereby covenants and agrees with the Purchasers that, in consideration for the mutual covenants and agreements contained herein:

         Section 4.1 Issuance of Securities. The Company agrees that it will not solicit any offer to buy or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

         Section 4.2 Investment Company Act. The Company agrees to take such steps as shall be necessary to ensure that it will not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                                    ARTICLE V

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares being purchased and the payment therefore for a period of twenty-seven months after the date hereof.

                                   ARTICLE VI

                   REGISTRATION OF THE REGISTRABLE SECURITIES;
                       COMPLIANCE WITH THE SECURITIES ACT

         Section 6.1 Registration Procedures.

                  (a) The Company shall, at its cost, prepare and file with the Commission within 45 days of the Closing Date, and shall use its reasonable best efforts to cause to be declared effective within 90 days of the Closing Date, a registration statement on Form S-3 (or other appropriate form) (the "Registration Statement") covering the offer and sale by each Purchaser of the Shares listed in Section 1.1 (the "Registrable Securities") which are Transfer Restricted Securities (as defined below) from time to time in accordance with the methods of distribution elected by such Purchasers and set forth in the Purchasers' Registration Statement Questionnaires and the Registration Statement and Rule 415 under the Securities Act (such registration being hereinafter referred to as the "Shelf Registration"). A Registrable Security shall be a "Transfer Restricted Security" until earliest of (i) the date on which such Registrable Security has been disposed of in accordance with the Registration Statement, (ii) the date on which such Registrable Security is distributed to the public pursuant to Rule 144(k) under the Securities Act or (iii) the second anniversary of the Closing Date.

                  (b) For so long as the Purchasers hold Registrable Securities that are Transfer Restricted Securities, the Company shall use its best efforts to keep the Registration Statement continuously effective, in order to permit the prospectus included therein to be lawfully delivered by the Purchasers, for a period of two years ending on the second anniversary of the Closing Date.

                  (c) Notwithstanding any other provisions of this Agreement to the contrary, the Company shall cause (other than in respect of the information required to be supplied by the Purchasers pursuant to this Agreement) (i) the Registration Statement and the related prospectus and any amendment or supplement thereto to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder, (ii) the Registration Statement and any amendment thereto not to contain, when it becomes effective, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any prospectus forming a part of the Registration Statement, and any amendment or supplement to such prospectus, not to contain, as of the date of such prospectus or amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 6.2 Holdback Agreements.

                  (a) Each Purchaser agrees that, for a period of ninety (90) days after the Closing Date, such Purchaser will not, and will cause each individual or entity directly or indirectly through one or more intermediaries controlled (as defined under Rule 405 of the Securities Act) by such Purchaser not to, effect any sale or distribution, including any sale pursuant to Rule 144 or any successor provision under the Securities Act, of any Common Stock of the Company and not to effect any sale or distribution of any other equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company.

                  (b) For so long as each Purchaser holds Registrable Securities, if requested by the Company or the managing underwriters in connection with a registration statement for an underwritten public offering, each Purchaser agrees not to and will cause each individual or entity directly or indirectly through one or more intermediaries controlled (as defined under Rule 405 of the Securities Act) by such Purchaser not to effect any sale or distribution, including any sale pursuant to Rule 144 or any successor provision under the Securities Act, of any Shares during the time period reasonably requested by the managing underwriters, not to exceed seven (7) days prior to and the 180-day period beginning on the effective date of such registration statement. Each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give effect thereto. The Company may make the request under this Section 6.2(b) only once. The requirements under this Section 6.2(b) shall terminate on the second anniversary of the Closing Date.

         Section 6.3 Further Procedures. In connection with the Shelf Registration contemplated by Section 6.1 hereof, the following provisions shall apply:

                  (a) The Company shall furnish to each Purchaser, prior to the filing thereof with the Commission, a copy of the Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the prospectus included therein, which shall include the information provided by the Purchasers in their respective Registration Statement Questionnaires.

                  (b) The Company shall give prior written notice of at least 2 business days prior to an activation of the suspension to the Purchasers (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

                           (i) when the Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

                           (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus included therein or for additional information;

                           (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

                           (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                           (v) of the happening of any event that requires the Company to make changes to the Registration Statement or the prospectus in order that the Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading, which written notice need not provide any detail as to the nature of such event.

                  (c) The Company shall use commercially reasonable efforts to obtain the withdrawal at the earliest possible time of any order suspending the effectiveness of the Registration Statement.

                  (d) The Company shall notify via email to each Purchaser, without charge, confirmation of the filing with the Commission of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Purchaser so requests in writing, all exhibits thereto (including those incorporated by reference).

                  (e) The Company shall deliver to each Purchaser (so long as it shall hold Registrable Securities which are Transfer Restricted Securities), without charge, as many copies of the prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the Purchasers in connection with the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in the Registration Statement in the manner provided for in such prospectus.

                  (f) Prior to any public offering of the Registrable Securities pursuant to the Registration Statement, the Company shall register or qualify or cooperate with the Purchasers and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or "blue sky" laws of such states of the United States as any Purchaser reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its certificate of incorporation or bylaws that the Board of directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (g) The Company, at its own expense, shall cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to the Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may request a reasonable period of time prior to sales of the Registrable Securities pursuant to the Registration Statement.

                  (h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 6.3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall as promptly as practicable prepare and file a post-effective amendment to the Registration Statement or an amendment or supplement to the related prospectus and any other required document so that, as thereafter delivered to purchasers of the Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated herein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided in the case of paragraph (v) of Section 6.3(b) the Company's obligations pursuant to this paragraph (h) may be suspended if the Board of Directors of the Company has determined in good faith and using reasonable judgment that disclosure of information sufficient to ensure that the Registration Statement and related prospectus contain no such misstatement or omission would be significantly and materially disadvantageous to the Company's financial condition, business or prospects. If the Company notifies the Purchasers in accordance with paragraphs (ii) through (v) of Section 6.3(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Purchasers shall immediately discontinue its disposition of its Registrable Securities pursuant to the Registration Statement and use of the prospectus until the Purchasers' receipt of written notice from the Company that such disposition may be made. In the event of the delivery of the notice described above by the Company, the Company shall use its best efforts to amend such Registration Statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of the Company to delay further sales of Registrable Securities pursuant to the Registration Statement until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed.

                  (i) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, within the time periods required by the rules and regulations of the Commission.

                  (j) The Company may require each Purchaser to deliver to the Company promptly upon request therefor a completed Registration Statement Questionnaire in substantially the form of Appendix I hereto containing such information regarding the Purchaser and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Purchaser that fails to furnish such information within a reasonable time after receiving such request. Upon the written request of a Purchaser, the Company will prepare and file with the Commission an amendment or supplement to the prospectus which forms a part of the Registration Statement with respect to the information contained in the Purchaser's Registration Statement Questionnaire so that such information is correct.

                  (k) The Company will cause the Registrable Securities to be sold pursuant to the Registration Statement to be listed on the principal securities exchange or market, if any, on which the Common Stock shall then be traded.

         Section 6.4 Registration Expenses. All expenses incurred in connection with the registration of Registrable Securities, including all filing fees, escrow fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements, if any, of the Company's counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, and fees and disbursements of counsel for the Company and the Company's independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance) directly attributable to the registration of securities, Securities Act liability insurance (if the Company elects to obtain such insurance), and the fees and expenses of any special experts or other Persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay and shall not pay any underwriting fees, discounts or commissions in connection with any Registrable Securities registered pursuant to this Agreement, and each Purchaser shall pay the expenses of its own counsel, accountants and other experts.

         Section 6.5 Indemnification. (a) The Company agrees to indemnify and hold harmless each Purchaser, its employees and each person, if any, who is an affiliate or nominee of such Purchaser within the meaning of the Securities Act or the Exchange Act (each Purchaser and such controlling persons are referred to collectively as the "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Indemnified Party becomes subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and subject to subsection (c) below, shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon (x) the use of any prospectus in violation of the last sentence of Section 6.3(h) provided that the Company is in compliance with its obligations pursuant to such Section, or (y) any untrue statement or omission made in the Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration made in reliance upon and in conformity with written information pertaining to such Purchaser and furnished to the Company by or on behalf of such Purchaser specifically for inclusion therein.

                  (b) Each Purchaser, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling person becomes subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact contained in the Registration Statement or prospectus or in any amendment or supplement thereto or in any preliminary prospectus relating to the Shelf Registration, or arise out of or are based upon the omission to state therein a material fact necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Purchaser and furnished to the Company by or on behalf of such Purchaser specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, and to subsection (c) below, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Purchaser may otherwise have to the Company or any of its controlling persons.

                  (c) Promptly after receipt by an indemnified party under this
Section 6.5 of notice of the commencement of any action or proceeding (including a governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6.5, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party, except to the extent the indemnifying party is actually prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party if the representation of both such parties by the same counsel would constitute a conflict of interest). Notwithstanding the foregoing, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, upon the advice of counsel, that there exists a conflict of interest between the indemnifying party and any indemnified party or that there may be legal defenses available to it and other indemnified parties which are different from or additional to, and inconsistent or in conflict with, those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 6.5 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonably time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnify could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are subject matter of such action.

                  (d) If the indemnification provided for in this Section 6.5 is unavailable or insufficient to hold harmless an indemnified party (including for purposes of this Section 6.5(d) any Indemnified Party referred to in Section 6.5(a)) under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsections (a) or (b) above (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statement or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Purchaser or such other indemnified party, as the case may be, on the other, and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this
Section 6.5(d), the Purchasers shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchasers from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages which such Purchasers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

                  (e) The agreements contained in this Section 6.5 shall survive the sale of the Registrable Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         Section 6.6 Rule 144. The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and it will take such further action as any Purchaser shall reasonably request to enable such holder to sell such securities without registration, including, without limitation, making publicly available the information necessary to permit sales of their securities pursuant to Rule 144. Notwithstanding the foregoing, nothing in this Section 6.6 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

         Section 6.7 Transfer of Registrable Securities After Registration. Each of the Purchasers agrees that it will not effect any disposition of the Registrable Securities or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 6.1 or as otherwise in compliance with applicable securities laws and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or its plan of distribution by delivering to the Company an amended Registration Statement Questionnaire.

         Section 6.8 Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by a Purchaser, the Company will furnish to such Purchaser (unless such document has been filed and is available on the Commission's EDGAR database):

                  (a) as soon as practicable after available, one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (ii) if not included in substance in the Annual Report to Shareholders, its Annual Report on Form 10-K, (iii) if not included in substance in its Quarterly Reports to Shareholders, its quarterly reports on Form 10-Q, (iv) its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Registrable Securities (the foregoing, in each case, excluding exhibits);

                  (b) upon the reasonable request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 6.8; and

                  (c) upon the reasonable request of the Purchaser, an adequate number of copies of the prospectuses to supply to any other party requiring such prospectuses;

and the Company, upon the reasonable request of such Purchaser, will meet with such Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters. Each Purchaser agrees to keep all such information confidential.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

                  (a)      if to the Company, to:

                           Westport Resources Corporation
                           1670 Broadway Street, Suit 2800
                           Denver, Colorado 80202-4800
                           Attention:  Howard L. Boigon, General Counsel

                           with a copy so mailed to:

                           Akin Gump Strauss Hauer & Feld LLP
                           1700 Pacific Avenue, Suite 4100
                           Dallas, Texas  75201-4675
                           Attention:  Michael E. Dillard, P.C.
                           Facsimile:  214-969-4343

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

                  (b)      if to the Purchasers:

                           c/o Wellington Management Company, LLP
                           75 State Street
                           Boston, MA  02109
                           Attention:  Gina Di Mento
                           Facsimile:  617-790-7760

                           with a copy so mailed to:
                           See attached Exhibit B

or to such other person at such other place as any Purchaser shall designate to the Company in writing.

         Section 7.2 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and each of the Purchasers.

         Section 7.3 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         Section 7.4 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         Section 7.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the federal law of the United States of America.

         Section 7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                    WESTPORT RESOURCES CORPORATION



                                    By:  /s/ LON MCCAIN
                                       --------------------------------------
                                    Name:  Lon McCain
                                    Title:  Vice President and
                                            Chief Financial Officer






                                  Appendix - II

                                   SPINDRIFT PARTNERS, L.P.
                                   Wellington Management Company, LLP
                                   as investment adviser

                                   By: /s/ JULIE A. JENKINS
                                      ----------------------------------------
                                   Name:  Julie A. Jenkins
                                   Title:  Vice President and Counsel


                                   SPINDRIFT INVESTORS (BERMUDA) L.P.
                                   Wellington Management Company, LLP
                                   as investment adviser

                                   By: /s/ JULIE A. JENKINS
                                      ----------------------------------------
                                   Name:  Julie A. Jenkins
                                   Title:  Vice President and Counsel


                                   GLOBAL NATURAL RESOURCES III
                                   Wellington Management Company, LLP
                                   as investment adviser

                                   By: /s/ JULIE A. JENKINS
                                      ----------------------------------------
                                   Name:  Julie A. Jenkins
                                   Title:  Vice President and Counsel


                                   GLOBAL NATURAL RESOURCES III L.P.
                                   Wellington Management Company, LLP
                                   as investment adviser

                                   By: /s/ JULIE A. JENKINS
                                      ----------------------------------------
                                   Name:  Julie A. Jenkins
                                   Title:  Vice President and Counsel







                                  Appendix - II